UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2007

PURE CYCLE CORPORATION
(Exact name of registrant as specified in its charter)

0-8814	Delaware	84-0705083
Commission file number	(State of incorporation)	(I.R.S. Employer Identification No.)

8451 Delaware Street, Thornton, CO  80260
(Address of principal executive office)     (Zip Code)

(303) 292-3456
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

ITEM 5.02(d)                                                    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On Thursday August 2, 2007, the Board of Directors of Pure Cycle Corporation (“the Company”) appointed Mr. Arthur “Bart” Epker as a member of the Board of Directors. There are no arrangements or understandings between Mr. Epker and any other person pursuant to which he was selected as a Director of the Company. Mr. Epker has been appointed to one Board committee which evaluates the Company’s Comprehensive Amendment Agreement No. 1 (the “CAA Committee”). Mr. Epker will serve as the chairman of the CAA Committee. Upon his appointment to the Board, Mr. Epker received $10,000 for his appointment to the Board and $1,000 for his election to the CAA Committee. Additionally, pursuant to the 2004 Incentive Plan, Mr. Epker received an option to purchase 5,000 shares of the Company’s common stock which vests one-half (1/2) on each of the first two anniversaries of the effective date of grant (August 2, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2007

PURE CYCLE CORPORATION

/s/ Mark W. Harding
By: Mark W. Harding,
President and Chief Financial Officer